Exhibit 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of June 3, 2019 (the “Effective Date”), by and among Phunware, Inc., a Delaware corporation (the “Company”), and the lenders named on the Schedule of Lenders attached hereto as Schedule I (the “Schedule of Lenders”) (each, a “Lender,” and collectively, the “Lenders”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1.

WHEREAS, each Lender intends to provide the Consideration (as defined below) to the Company as set forth opposite the name of each Lender on the Schedule of Lenders; and

WHEREAS, the parties wish to provide for the sale and issuance of the Notes (as defined below) in exchange for the provision by the Lenders of the Consideration to the Company.

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions.

(a) “Common Stock” shall mean the Company’s Common Stock, $0.0001 par value per share.

(b) “Consideration” shall mean the purchase price paid by each Lender pursuant to this Agreement. Consideration shall be paid in the form of US dollars; provided, however, that the Company shall have the sole discretion to accept payment of the purchase price by each Lender in Cryptocurrency in lieu of US dollars.

(c) “Conversion Price” shall equal $11.50 per share (as may be adjusted for stock splits, stock dividends, combinations, subdivisions, recapitalizations, or the like).

(d) “Conversion Shares” shall mean shares of Common Stock.

(e) “Cryptocurrency” means Bitcoin (BTC), Ether (ETH), or another type of cryptocurrency or other digital asset accepted by the Company in its sole discretion as payment of the purchase price by each Lender.

(f) “Cryptocurrency Payment Agreement” means the separate and additional agreement to be signed by the Company and each Lender from whom the Company will accept payment of the purchase price in Cryptocurrency in lieu of US dollars.

(g) “First Payment Date” shall mean September 30, 2019.

(h) “Interest Payment Date” shall mean the last day of each calendar quarter.

(i) “Majority Noteholders” shall mean the holders of a majority in interest of the aggregate principal amount of the Notes then outstanding.

(j) “Maturity Date” shall mean, with respect to each Note issued under this Agreement, June 3, 2024.

(k) “Notes” shall mean the promissory notes issued to the Lenders pursuant to Section 2 in the form attached hereto as Exhibit A.

(l) “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association, or other entity.

(m) “Principal Market” shall mean the Nasdaq Capital Market; provided, however, that in the event that the Common Stock is ever listed or traded on the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE Amex, OTCQB, or OTCQX (or any successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(n) “Securities Act” shall mean the Securities Act of 1933, as amended.

(o) “Trading Day” shall mean a day on which the Principal Market is open for trading.

2. Issuance of Notes. In exchange for the Consideration paid by each Lender and upon the execution and delivery of the Note Purchase Agreement by each Lender, the Company shall sell and issue to such Lender one or more Notes. Each Note shall have a principal equal to the Consideration paid by such Lender for such Note as set forth in the Schedule of Lenders. Notwithstanding the foregoing, if the Company elects to accept Consideration in the form of Cryptocurrency, the principal shall be expressed in US dollars and valued in accordance with the Cryptocurrency Payment Agreement. Each Note shall be convertible into Conversion Shares pursuant to this Section 2. The Company shall not issue Notes in excess of $20,000,000.00 in the aggregate unless otherwise agreed by the Majority Noteholders.

2.1 Automatic Conversion of Notes. In the event that (i) the closing sale price of the Common Stock on the Principal Market equals or exceeds $17.25 per share for twenty (20) out of any thirty (30) consecutive Trading Days, and (ii) a registration statement under the Securities Act is then in effect to cover the disposition of the Conversion Shares, then the outstanding principal and unpaid accrued interest on each Note shall be automatically converted into the requisite number of Conversion Shares. The requisite number of Conversion Shares to be issued upon such conversion of a Note shall be equal to the quotient obtained by dividing (x) the outstanding principal and unpaid accrued interest on such Note as of the date of such conversion by (y) the Conversion Price, which quotient shall be rounded down to the nearest whole share.

2.2 Optional Conversion of Notes. At any time at the election of the holder, such holder’s Note will convert into that number of Conversion Shares equal to the quotient obtained by dividing (x) the outstanding principal and unpaid accrued interest on such Note as of the date of such conversion by (y) the Conversion Price, which quotient shall be rounded down to the nearest whole share.

2.3 Restriction on Conversion. Notwithstanding anything to the contrary set forth in Section 2.1 or Section 2.2, no conversion shall be effected under this Section 2 at any time prior to the Final Closing without the Company’s prior written consent.

2.4 Mechanics of Conversion. The Company shall not be required to issue or deliver any Conversion Shares to a holder of a Note until such holder has surrendered such Note to the Company or has provided an affidavit of loss reasonably acceptable to the Company.

2.5 Authorized Stock. The Company shall use its best efforts to authorize a sufficient number of shares of Common Stock for issuance pursuant to conversion under this Section 2.

2.6 Prepayment; Pro Rata Payment. Prepayment of principal, together with unpaid accrued interest, may be made at any time, without penalty, at the Company’s option. The Notes shall be pari passu in right of payment with respect to each other. All payments to the Lenders under the Notes shall be made on a pro rata basis among the Lenders based upon the aggregate principal and unpaid accrued interest on the Notes outstanding immediately prior to any such payments.

3. Closing Mechanics.

3.1 Initial Closing. The initial closing of the sale of the Notes in return for the Consideration paid by each Lender (the “Initial Closing”) will take place remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Company shall designate. At the Initial Closing and each Subsequent Closing, each Lender will deliver the Consideration to the Company and the Company will deliver to each Lender one or more executed Notes in return for the respective Consideration provided to the Company.

3.2 Subsequent Closing. In any subsequent closing (each, a “Subsequent Closing”), the Company may sell additional Notes subject to the terms of this Agreement to any Lender as it shall select; provided that such sale will not take place later than June 2, 2020, unless otherwise agreed by the Majority Noteholders. Any subsequent purchaser of Notes shall become a party to, and shall be entitled to receive Notes in accordance with, this Agreement. Each Subsequent Closing shall take place at such locations and at such times as shall be mutually agreed upon orally or in writing by the Company and such purchasers of additional Notes. The Schedule of Lenders will be updated to reflect the additional Notes purchased at each Subsequent Closing and the parties purchasing such additional Notes. The last Subsequent Closing effected under this Agreement shall be referred to herein as the “Final Closing.”

4. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lenders that the following representations and warranties are true and complete as of the date of the applicable Closing.

4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company’s business or properties.

4.2 Authorization. Except for the authorization and issuance of any Conversion Shares issued or issuable pursuant to Section 2, the Company and its directors, officers and stockholders have taken all corporate action required for the authorization, execution and delivery of this Agreement and the Notes. This Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3 Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement, nor the authorization, issuance, execution and delivery of the Notes, shall constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s Certificate of Incorporation or Bylaws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

4.4 Valid Issuance of Stock. The Conversion Shares to be issued, sold and delivered upon conversion of the Notes shall be duly authorized and validly issued, fully paid and nonassessable and, subject to the truth and correctness of the representations and warranties of the Lenders in Section 5, shall be issued in compliance with all applicable federal and state securities laws.

5. Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender hereby represents and warrants to the Company, severally and not jointly, as of the date of the applicable Closing that:

5.1 Authorization. This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Each Lender represents that it has full power and authority to enter into this Agreement.

5.2 Purchase Entirely for Own Account. Each Lender acknowledges that this Agreement is made with such Lender in reliance upon such Lender’s representations and warranties to the Company set forth in this Agreement, including, without limitation, such Lender’s representation to the Company that the Note or Notes and any Conversion Shares issued to such Lender pursuant to Section 2 (collectively, the “Securities”) will be acquired for investment for such Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, each Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Securities.

5.3 Disclosure of Information. Each Lender acknowledges that it has had the opportunity to review the reports, schedules, forms, statements and other documents filed by the Company with the SEC (the “SEC Reports”) and that the SEC Reports constitute all of the information such Lender considers necessary or appropriate for deciding whether to acquire the Securities. Each Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms of the offering of the Securities. Each Lender hereby represents, warrants, and certifies to the Company as follows: (i) that such Lender became interested in the offering of the Notes through a substantive, pre-existing relationship with the Company or through direct contact by the Company or its agents outside of the Company’s public offering effort and not as a result of the Company’s pending registration statement; and (ii) that such Lender did not independently contact the Company as a result of the Company’s pending registration statement. Additionally, each Lender hereby represents and warrants to the Company that none of such Lender or any of such Lender’s covered persons has been convicted of any of the felonies or misdemeanors, and that none of such persons has been subject to any of the orders, judgments, decrees or other conditions, set forth in Rule 506(d) of Regulation D promulgated by the SEC. Each Lender covenants to provide immediate written notice to the Company in the event such Lender or any of such Lender’s covered persons is convicted of any felony or misdemeanor or becomes subject to any order, judgment, decree or other condition set forth in Rule 506(d) of Regulation D promulgated by the SEC, as may be amended from time to time. Each Lender covenants to provide such information to the Company as the Company may reasonably request in order to comply with the disclosure obligations set forth in Rule 506(e) of Regulation D promulgated by the SEC, as may be amended from time to time.

5.4 Investment Experience. Each Lender is an investor in securities of companies in the growth stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, each Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

5.5 Accredited Investor. Each Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

5.6 Restricted Securities. Each Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Each Lender represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act as a whole.

5.7 Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, each Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee of such disposition has agreed in writing for the benefit of the Company to be bound by this Section 5 and:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) the Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, the Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

5.8 Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR A SALE IN COMPLIANCE WITH RULE 144 UNDER THE ACT.”

5.9 Residence. If the Lender is an individual, such Lender resides in the state or province identified in the address shown on such Lender’s signature page hereto. If the Lender is a partnership, corporation, limited liability company, or other entity, such Lender’s principal place of business is located in the state or province identified in the address shown on such Lender’s signature page hereto.

5.10 Accuracy of Information. All of the information provided by the Lender pursuant to this Agreement, the Cryptocurrency Payment Agreement (if applicable), and all attachments, exhibits and other documents related hereto and thereto is true, correct, and complete in all respects.

6. Miscellaneous.

6.1 Successors and Assigns. Except as otherwise provided herein, the terms of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that, except in connection with an assignment by operation of law by the Company to the acquirer of the Company, the Company may not assign its obligations under this Agreement or under any Note without the written consent of the Majority Noteholders. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. For the avoidance of doubt, a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company shall not constitute an assignment by the Company hereunder.

6.2 Governing Law. This Agreement and the Notes shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES, THE UNDERLYING SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 6.5):

If to the Company:

Phunware, Inc.

7800 Shoal Creek Boulevard, Suite 230-S

Austin, Texas 78757

Attention: CFO

If to Lenders:

At the respective addresses shown on Schedule I.

6.6 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Lender or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Lenders from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

6.8 Entire Agreement. This Agreement (including the Exhibits hereto), the Notes and, with respect to each Lender from whom the Company will accept payment of the purchase price in Cryptocurrency in lieu of US dollars, the Cryptocurrency Payment Agreement, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.9 Amendments and Waivers. Any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Majority Noteholders. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any Note purchased under this Agreement at the time outstanding and each future holder of all such Notes. Each Lender acknowledges that, by the operation of this Section 6.9, the Majority Noteholders have the right and power to diminish or eliminate all rights of such Lender under this Agreement and each Note issued to such Lender.

6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11 Exculpation Among Lenders. Each Lender acknowledges that it is not relying upon any Person or stockholder, other than the Company and its directors and officers in their capacities as such, in making its investment or decision to invest in the Company. Each Lender agrees that no other Lender nor the respective controlling Persons, directors, officers, partners, agents, stockholders or employees of any other Lender shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Notes. The Company’s agreements with each of the Lenders are separate agreements, and the sales of the Notes to each of the Lenders are separate sales.

6.12 Specific Enforcement. Each party acknowledges and agrees that the Company will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that the Company shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

(signature page follows)

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first written above.

COMPANY:

PHUNWARE, INC.

By:
Alan S. Knitowski, Chief Executive Officer

Signature Page to Phunware, Inc.

Note Purchase Agreement

IN WITNESS WHEREOF, each Lender has executed this Agreement as of the date first written above.

LENDERS:

If individual:

(signature)

Print Name:

If entity:

(name of entity)

By:
Name:
Title:

Address:

Signature Page to Phunware, Inc.

Note Purchase Agreement

SCHEDULE I

Schedule of Lenders

Lender Name and Address	Consideration and Principal Amount of Note

TOTAL

EXHIBIT A

Form of Note